EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Joe’s Jeans Inc:

(1)                                  on Form S-3 No. 333-123088, No. 333-137843, No. 333-140867 and No. 333-145727; and

(2)                                  on Form S-8 No. 333-102580, No. 333-109151, No. 333-117755, No. 333-126544, and No. 333-146740

of our reports dated February 26, 2008, with respect to the consolidated financial statements and the schedule of Joe’s Jeans Inc. included in this Annual Report (Form 10-K) for the fiscal year ended November 30, 2007.

/s/ Ernst & Young LLP

Los Angeles, California
February 26, 2008